Exhibit 99.3

LEXINGTON REALTY TRUST TRADED: NYSE: LXP

ONE PENN PLAZA, SUITE 4015

NEW YORK NY 10119-4015

Contact:

Investor or Media Inquiries, Carol Merriman, VP Investor Relations & Corporate Development

Lexington Realty Trust

Phone: (212) 692-7264 E-mail: cmerriman@lxp.com

FOR IMMEDIATE RELEASE

May 2, 2007

LEXINGTON REALTY TRUST ANNOUNCES

ACQUISITION OF JOINT VENTURE PARTNER’S INTEREST

IN INSTITUTIONAL JOINT VENTURE PROGRAM

New York, NY – May 2, 2007 – Lexington Realty Trust (“Lexington”) (NYSE:LXP), a real estate investment trust (REIT) focused on single-tenant real estate investments, announced that it acquired an additional 70% interest in Triple Net Investment Company LLC, its former joint venture investment program with an institutional investor advised by AEW Capital Management L.P. Lexington is now the sole owner of the former joint venture investment program’s 15 primarily single tenant net leased properties. Lexington acquired the interest for a cash payment of approximately $82.7 million and the assumption of approximately $156.6 million of non-recourse first mortgage financing, which bears interest at a weighted-average fixed rate of 5.9%. The transaction values the assets of the joint venture investment program at approximately $277.4 million.

The following table contains selected information about the 15 primarily single tenant net leased properties.

Property Location	Tenant/(Guarantor)	Net Rentable Square Feet	Current Term Lease Expiration	Estimated 2007 Rent
8900 Freeport Parkway Irving, Texas	Nissan Motor Acceptance Corporation/(Nissan North America, Inc.)	268,445	03/31/13	$ 4,610,695
2050 Roanoke Road Westlake, Texas	Chrysler Financial Company LLC	130,290	12/31/11	3,659,846
3600 Army Post Road Des Moines, Iowa	EDS Information Services LLC/ (Electronic Data Systems Corporation)	405,000	04/30/12	2,743,191
9201 East Dry Creek Road Centennial, Colorado	The Shaw Group, Inc.	128,500	09/30/17	2,062,425
275 Technology Drive Canonsburg, Pennsylvania	ANSYS, Inc.	107,872	12/31/14	1,240,524
736 Addison Road Erwin, New York	Corning, Inc.	408,000	11/30/16	1,094,671
4455 American Way Baton Rouge, Louisiana	Bell South Mobility, Inc.	70,100	10/31/12	1,060,788
3711 San Gabriel Mission, Texas	Voice Stream PCS II Corporation/ (T-Mobile USA, Inc.)	75,016	06/30/15	900,192
6050 Dana Way Antioch, Tennessee	WM Wright Company Comprehensive Logistics Inc. VACANT	338,700 228,700 / 80,000 30,000	03/31/21 8/31/07 / 12/31/07 --	1,016,100 941,832 --

Lexington Realty Trust	Page 2 of 2

5350 Leavitt Road Lorain, Ohio	Kmart Corporation	193,193	12/31/18	1,010,873
255 Northgate Drive Manteca, California	Kmart Corporation	107,489	12/31/18	714,109
21082 Pioneer Plaza Drive Watertown, New York	Kmart Corporation	120,727	12/31/18	671,560
97 Seneca Trail Fairlea, West Virginia	Kmart Corporation	90,933	12/31/18	471,669
12080 Carmel Mountain Road San Diego, California	Kmart Corporation	107,210	12/31/18	455,117
1150 West Carl Sandburg Drive Galesburg, Illinois	Kmart Corporation	94,970	12/31/18	400,757
	Totals	2,985,145		$23,054,349

ABOUT LEXINGTON REALTY TRUST

Lexington Realty Trust is a real estate investment trust that owns, invests in, and manages office, industrial and retail properties net-leased to major corporations throughout the United States and provides investment advisory and asset management services to investors in the net lease area. Lexington shares are traded on the New York Stock Exchange under the symbol “LXP”. Additional information about Lexington is available on-line at www.lxp.com or by contacting Lexington Realty Trust, Investor Relations, One Penn Plaza, Suite 4015, New York, New York 10119-4015.

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This release contains certain forward-looking statements which involve known and unknown risks, uncertainties or other factors not under Lexington's control which may cause actual results, performance or achievements of Lexington to be materially different from the results, performance, or other expectations implied by these forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, those discussed under the headings "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Risk Factors" in Lexington’s most recent annual report on Form 10-K filed with the SEC on March 1, 2007 (the "Form 10-K") and other periodic reports filed with the SEC, including risks related to, (i) the failure to integrate our operations and properties with those of Newkirk Realty Trust, (ii) the failure to continue to qualify as a real estate investment trust, (iii) changes in general business and economic conditions, (iv) competition, (v) increases in real estate construction costs, (vi) changes in interest rates, or (vii) changes in accessibility of debt and equity capital market. Copies of the Form 10-K and the other periodic reports Lexington files with the SEC are available on Lexington’s website at www.lxp.com. Forward-looking statements, which are based on certain assumptions and describe the Company's future plans, strategies and expectations, are generally identifiable by use of the words "believes," "expects," "intends," "anticipates," "estimates," "projects" or similar expressions. Lexington undertakes no obligation to publicly release the results of any revisions to those forward-looking statements which may be made to reflect events or circumstances after the occurrence of unanticipated events. Accordingly, there is no assurance that Lexington's expectations will be realized.